Consent of Counsel

                 PAUL, HASTINGS, JANOFSKY & WALKER LLP
                        555 South Flower Street
                     Los Angeles, California 90071

                       Telephone (213) 683-6000

                            March 15, 2000

Clipper Fund, Inc.
9601 Wilshire Boulevard, Suite 800
Beverly Hills, California 90210

Ladies and Gentlemen:

         We have acted as counsel to Clipper Fund, Inc., a California corporation (the "Company"), with respect to certain legal matters in connection with the capital shares of the Company offered pursuant to a Registration Statement on Form N-1A (Registration Statement No. 2-88453, 811-3931), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

          We hereby consent to the reference to Paul, Hastings, Janofsky & Walker LLP under the captions "Miscellaneous Information" and "Counsel" in the Statement of Additional Information which forms part of the Registration Statement.

                         Very truly yours,


                  PAUL, HASTINGS, JANOFSKY & WALKER LLP